Exhibit 77C Matters submitted to a vote of security holders

AllianceBernstein Balanced Shares

A Special Meeting of the Stockholders of the AllianceBernstein Balanced Shares (the Fund) was held on November 15, 2005 and adjourned until December 6,
2005, December 19, 2005, December 21, 2005 and December 22, 2005. At the November 15, 2005 Meeting, with respect to the first item of business, the election of Directors, the required number of outstanding shares were voted in favor of the proposal, and the proposal was approved. At the December
6, 2005 Meeting, with respect to the third item of business, the amendment, elimination, or reclassification as non-fundamental of the fundamental investment restrictions, and the fourth item of business, the reclassification of the Funds fundamental investment objective as non-fundamental with changes to the Funds investment objective, the required number of outstanding shares voted in favor of each proposal, and each proposal was approved. With respect to the second item of business, to amend and restate the charter of the Fund which will repeal in its entirety all currently existing provisions and substitute in lieu thereof new provisions set forth in the Form of Articles of Amendment and Restatement as attached to the Proxy Statement as Appendix D, an insufficient number of required outstanding shares voted in favor of the proposal, and therefore the proposal was not approved. A description of each proposal and number of shares voted at the Meetings are as follows
(the proposal numbers shown below correspond to the proposal numbers in the Funds proxy statement):

				Voted For	Withheld Authority
1.To elect eight Directors
of the Fund, each such
Director to hold office
until his or her successor
is duly elected and qualified.

Ruth Block			55,784,133	1,507,871
David H. Dievler		55,814,171	1,477,833
John H. Dobkin			55,850,908	1,441,096
Michael J. Downey		55,861,191	1,430,814
William H. Foulk, Jr.		55,750,194	1,541,811
D. James Guzy			55,339,474	1,952,530
Marc O. Mayer			55,853,232	1,438,772
Marshall C. Turner, Jr.		55,820,810	1,471,194


				Voted For   Voted Against    Abstained

2.To amend and restate the 	46,595,520  1,038,185	     3,885,648
  charter of the Fund which
  will repeal in its entirety all
  currently existing charter
  provisions and substitute in
  lieu thereof new provisions
  set forth in the Form of Articles
  of Amendment and Restatement.



			Voted For   Voted Against    Abstained	Broker
								Non-Votes
3.To amend, eliminate,
  or reclassify as
  non-fundamental, of the
  fundamental investment
  restrictions regarding:

3.A.  Diversification	42,414,237  1,810,204	     2,133,811	13,322,960

3.B.  Issuing Senior 	42,301,445  1,897,153	     2,159,653	13,322,960
      Securities
      and Borrowing Money

3.C.  Underwriting	42,487,202  1,712,440	     2,158,609	13,322,960
      Securities

3.D.  Concentration	42,396,826  1,826,593	     2,134,832	13,322,960
      of Investments

3.E.  Real Estate	42,343,730  1,842,302	     2,172,219	13,322,960
      and Companies
      That Deal In
      Real Estate

3.F.  Commodity		42,234,318  1,964,333	     2,159,600	13,322,960
      Contracts and
      Futures Contracts

3.G.   Loans		42,455,140  1,752,346	     2,150,765	13,322,960

3.I.  Exercising 	42,557,464  1,642,088	     2,158,699	13,322,960
      Control

3.J.  Other Investment	42,481,138  1,716,871	     2,160,242	13,322,960
      Companies

3.K. Oil, Gas and	42,571,925  1,636,685	     2,149,641	13,322,960
     Other Types of
     Minerals or
     Mineral Leases

3.L.  Purchase of	42,199,154  2,033,154	     2,125,944	13,322,960
      Securities on
      Margin

3.M.   Short Sales	42,178,950  2,023,691	     2,155,610	13,322,960

3.N.  Pledging, 	42,173,895  2,009,561	     2,174,795	13,322,960
      Hypothecating,
      Mortgaging,
      or Otherwise
      Encumbering Assets

3.P.   Warrants		42,426,474  1,742,875	     2,188,902	13,322,960

3.Q.   Unseasoned 	42,164,802  2,040,551	     2,152,898	13,322,960
       Companies

3.R.   Requirement to	42,330,284  1,868,469	     2,159,499	13,322,960
       Invest in Specific
       Investments

3.T.  Securities of	42,149,158  2,062,864	     2,146,229	13,322,960
      Issuers in which
      Officers or Directors/
      Partners Have
      an Interest

3.S.  Investment	42,589,412  1,643,733	     2,125,106	13,322,960
      Grade Securities


4.    The		40,875,355  1,935,485	     3,547,411	13,322,960
      reclassification of the
      Funds fundamental
      investment objective as non-
      fundamental with changes to
      the Funds investment
      objectives.